UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)
Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

 Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
 Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement

Agreement withVodafone Group Services Limited.

On December 21, 2007, Chordiant Software, Inc. (“Chordiant” or the “Company”) entered into a Global Framework Agreement (the “Agreement”) with a new customer, Vodafone Group Services Limited (“VGSL”). Amounts due under the Agreement aggregate €18.1 million Euro (or approximately $26.1 million U.S. Dollars at the exchange rate upon signing).

The material terms of the Agreement are:

1.
The Company has agreed to provide perpetual enterprise licenses and support for certain Decision Management and Marketing Director product suites (the “Software”) for up to eighteen Vodafone group companies (“VGCs”) located in Europe, Asia, Africa and Australia/New Zealand.  Each such license to the Software will be effective upon the signing of an agreement between the Company and each VGC, the form of which license agreement is attached to the Agreement.  Two of the eighteen VGCs have entered into such license agreements as of December 21, 2007.

2.
In consideration for the Company entering into the Agreement, VGSL has committed to make payments to the Company of €14,878,000 in license fees and €3,231,700 in support fees, less the amounts separately paid by the VGCs under the following schedule:

	(amounts in millions of Euro)
VGSL Commitment Date	License	Support	Total
September 1, 2008	€7.3	€1.0	€8.3
December 1, 2008	3.3	—	3.3
April 1, 2009	4.3	2.2	6.5
Total	€14.9	€3.2	€18.1

3.
VGSL may transfer a license from one VGC to another VGC and will be required to pay a supplemental license fee if the number of end user customers of the transferee VGC are substantially greater than those of the VGC that originally entered into the license.  Additionally, VGSL will be required to pay a supplemental license fee if the number of end user customers of a licensed VGC are substantially increased through a merger.

4.	The Company has offered pricing under which other subsidiaries and partner organizations of VGSL can license the Software. The pricing is valid through December of 2009.

5.
After April 1, 2010 VGSL may acquire an additional one year of support, for an annual support fee of not less than the previous year’s support fee, subject to certain adjustments for continued participation of the VGCs and inflation.

Anticipated Accounting Treatment for Financial Reporting Purposes

Statement of Operations Presentation:
As the individual VGCs enter into license agreements and provide Chordiant with purchase orders, the Software will be delivered and invoiced to the VGC and the associated license revenue is expected to be recognized in the period that amounts become due and payable. To the extent that aggregate orders from the VGCs do not reach the agreed upon levels as of September 1, 2008, December 1, 2008 and April 1, 2009, any shortfall will be due and payable by VGSL and Chordiant will bill VGSL for such shortfall.  Because support and maintenance is being provided to the customer at a cost below estimated fair value during the initial stages of the Agreement, a portion of the license fees stipulated in the Agreement are expected to be reallocated and characterized as support fees in the Company’s financial statements.

Assuming that the VGCs do not place any orders under the Agreement and VGSL payments become due and payable to the Company at the dates specified under the Agreement, it is expected that the minimum amounts of revenue to be recognized under the Agreement would be approximately as follows:

	(amounts in millions of Euro)
Fiscal Year ending September 30	2008	2009	2010	Total
License revenue	€6.3	€6.8	€—	€13.1
Support revenue	1.7	2.2	1.1	5.0
Total revenue	€8.0	€9.0	€1.1	€18.1

Translated to U.S. Dollars, at an exchange rate existing when the Agreement was signed in December 2007, the approximate amounts would be as follows:

	(amounts in millions of U.S. Dollars)
Fiscal Year ending September 30	2008	2009	2010	Total
License revenue	$9.1	$9.8	$—	$18.9
Support revenue	2.4	3.2	1.6	7.2
Total revenue	$11.5	$13.0	$1.6	$26.1

Changes in exchange rates may impact the amounts recognized as revenue in each period.

To the extent that VGCs place orders in advance of the commitment dates, the timing of the license revenue recognition could be accelerated compared to the amounts listed above. To the extent that other VGSL subsidiaries or partners order product, or supplemental license fees become due under the agreement or the VGCs renew support contracts after March 31, 2010, the aggregate amounts recorded as revenue may be higher compared to the amounts listed above.

Balance Sheet Presentation:
Amounts due under the Agreement will not be invoiced until purchase orders are placed or until the amounts are billable to VGSL.  Accordingly, prior to the date that invoices are generated, such amounts will not be recorded as accounts receivable or deferred revenue in the Company’s consolidated balance sheet.

Item 2.02 Results of Operations and Financial Condition

On December 27, 2007, the Company issued a press release announcing the Agreement with VGSL and preliminary selected financial results for the quarter ending December 31, 2007. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

While the Agreement with VGSL represents a transaction expected to impact, in a material way, fiscal years 2008, 2009 and, to a lesser degree, 2010, the purchase orders placed by the individual VGCs during the quarter ended December 31, 2007 represent less than 14% of the amounts to be billed under the Agreement.  The impact of the revenues expected under the Agreement on Chordiant’s financial position for the remaining nine months of the fiscal year ending September 30, 2008 is expected to be significant.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated December 27, 2007

Safe Harbor Statement

This current report on Form 8-K includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this report are generally identified by words, such as “believes,” “expects,” “will,” “plans,” “guidance,” “outlook,” and similar expressions which are intended to identify forward-looking statements.  There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements, including, among others, whether the individual VGCs will enter into license agreements with Chordiant or deploy Chordiant’s Software, whether Chordiant will be able to achieve its revenue and expense targets, or whether new accounting interpretations will occur affecting the periods in which Chordiant may recognize revenue generated by the Agreement. Further information on potential factors that could affect Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including, without limitation, Chordiant's Annual Report on Form 10-K for the period ended September 30, 2007.  This filing is available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2007	CHORDIANT SOFTWARE, INC

	By:	/s/ PETER S. NORMAN
Peter S. Norman Chief Financial Officer and Principal Accounting Officer